Exhibit 21.1






                              LIST OF SUBSIDIARIES
                              --------------------

     Set forth below is a list of all subsidiaries of the Company as of December 31, 1995 the assets and operations of which are included in the Consolidated Financial Statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

                                                 STATE OF
     NAME OF SUBSIDIARY                        INCORPORATION
     ------------------                        -------------

Broan Limited                                     Ontario
   9025-7205 Quebec Inc.                          Quebec
          Venmar Ventilation inc.                 Quebec
          Conservation Energy Systems, Inc.       Quebec
Broan Mfg. Co., Inc.                              Wisconsin
   Aubrey Manufacturing, Inc.                     Delaware
   Monarch Metal Products Corporation             Illinois
Jensen Industries, Inc.                           Delaware
Linear Corporation                                California
   Linear H.K. Manufacturing Limited              Hong Kong
   We Monitor America Incorporated                Colorado
   Moore-O-Matic, Inc.                            Wisconsin
M & S Systems, Inc.                               Delaware
Nordyne Inc.                                      Delaware
   Commercial Environmental Systems
   Group, Inc.                                    Delaware
       Mammoth, Inc.                              Delaware
       Governair Corporation                      Oklahoma
       Temtrol, Inc.                              Oklahoma
Nortek (UK) Limited                               United Kingdom
   Nortek S.r.l.                                  Italy
       Best S.p.A.                                Italy
            Best Deutschland GmbH                 Germany
   Broan S.r.l.                                   Italy
       Maninvest S.r.l.                           Italy
            Interglass S.r.l.                     Italy
            Elektromec S.p.A.                     Italy
            Elektra S.r.l.                        Italy
Rangaire, Inc.                                    Delaware
Universal-Rundle Corporation                      Delaware